Exhibit 32.1

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Gaylen M. Brotherson, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of M.B.A. Holdings, Inc., and, except as corrected or supplemented in a subsequent covered report:

         o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         o Annual Report on Form 10-K of M.B.A. Holdings, Inc. for the year ended October 31, 2003 filed with the Securities and Exchange Commission, File Number 1-9183,

         o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of M.B.A. Holdings, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         o     any amendments to any of the foregoing.


/s/ Gaylen M. Brotherson
-------------------------------
Gaylen M. Brotherson
January 29,  2004

                                       Subscribed  and sworn to before me
                                       This 29th day of January 2004.

                                       /s/ Shelly Beesley
                                       ----------------------------------
                                       Notary Public
                                       My Commission Expires: September 30, 2007

                                       35